Exhibit 99.1
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FOR RELEASE PRIOR TO 8:30 A.M. ON MARCH 9, 2006
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THE TOWN AND COUNTRY TRUST'S 5.375% CONVERTIBLE SENIOR
NOTES DUE 2023, ELIGIBLE FOR CONVERSION

BALTIMORE, Md., March 9, 2006 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, announced today that, as a result of its pending merger with Magazine Acquisition LP, its 5.375% Convertible Senior Notes due 2023 (the "Notes") may be surrendered for conversion into common shares of beneficial interest of TCT at any time from and after March 16, 2006 (which is 15 days prior to March 31, 2006, the expected effective date of the merger) until 15 days after the actual effective date of the merger. The conversion rate for the Notes is 39.20185 common shares of beneficial interest, par value $0.01 per share, of TCT per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $25.51 per common share of beneficial interest of TCT. Any Note submitted for conversion at or after the effective time of the merger will be converted into the merger consideration, which is $40.20 per share, plus a pro-rated dividend payable for the number of days since the end of the last fiscal quarter for which a dividend was paid through the date of the closing of the merger.

TCT will effect all conversions as promptly as practicable following satisfaction of all requirements for conversion set forth in the indenture governing the Notes, dated August 4, 2003, as amended by a first supplemental indenture dated December 1, 2005.

The conversion of the Notes is subject to the terms of the indenture governing the Notes. A complete explanation of the conversion rights of the holders of the Notes, the procedures required to convert the Notes, as well as the other rights of holders of the Notes, is set forth in the indenture, which was previously attached as an exhibit to TCT's Form S-3 filed with the Securities and Exchange Commission on September 26, 2003 and the first supplemental indenture, which was previously attached as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on December 21, 2005. All holders are urged to review the conversion provisions contained in the Notes and the indenture in their entirety.

A notice of the holders' right to convert will be filed with the indenture trustee and mailed to each registered holder of Notes.

No assurances can be given that the merger will be consummated on March 31, 2006, or otherwise.


FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although TCT and Magazine Acquisition GP LLC believe expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be achieved. Forward-looking statements can be identified by the use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction and the possibility that any of the conditions to closing, including those outside the control of TCT, will be satisfied. TCT does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TCT's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by TCT herein.

Many factors may cause actual results and TCT's actual performance to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain of the factors that could cause actual results or TCT's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, disruption to TCT's business as a result of the announcement and pendency of the merger, maintaining relationship with customers, employees and partners, general economic conditions, local real estate conditions and other risks detailed from time to time in TCT's SEC reports, including the annual report on form 10-K for the year ended December 31, 2004.